UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 4, 2009

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 4, 2009, Dollar Thrifty Automotive Group, Inc. (the “Company”) and Chrysler Group LLC (“Chrysler”) executed a new vehicle supply agreement (the “New VSA”) covering vehicle purchases beginning with the 2010 Program Year through the 2012 Program Year. The New VSA replaces and supersedes the existing vehicle supply agreement (“Old VSA”), which covered vehicles through the 2011 Program Year. The New VSA reduces vehicle purchase commitments between the Company and Chrysler. The 75% minimum purchase requirement is replaced with a minimum vehicle fixed volume requirement per Program Year, conditioned upon the ability of the Company to obtain satisfactory financing for such vehicles. Additional volume for any given Program Year may be obtained by mutual agreement of both parties.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective as of August 4, 2009, the New VSA discussed above replaced and superseded the Old VSA with DaimlerChrysler Motors LLC in 2002 and was entered into in order to align contract terms with current economic conditions. There was no early termination penalty incurred by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

August 5, 2009	By:	/s/ H. CLIFFORD BUSTER III
H. Clifford Buster, III
Senior Executive Vice President, Chief Financial

Financial Officer and Principal Financial Officer

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